Exhibit 4.8

SEVENTH SUPPLEMENTAL INDENTURE

dated as of April 27, 2006

to the

INDENTURE

dated as of February 5, 2003

among

CASCADES INC.,

as the Company,

THE SUBSIDIARY GUARANTORS named therein, and

THE BANK OF NEW YORK,

as Trustee,

as amended

SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”), dated as of April 27, 2006, among CASCADES INC. (the “Company”) and Cascades Boxboard Group — Connecticut LLC (the “New Subsidiary Guarantor”), the existing Subsidiary Guarantors under the Indenture referred to below (the “Existing Subsidiary Guarantors”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of February 5, 2003, as amended by the First Supplemental Indenture, dated as of May 20, 2003, the Second Supplemental Indenture, dated as of December 30, 2003, the Third Supplemental Indenture, dated as of March 16, 2004, the Fourth Supplemental Indenture, dated as of July 8, 2004, the Fifth Supplemental Indenture, dated as of August 26, 2004, and the Sixth Supplemental Indenture, dated as of November 30, 2004 (as so amended, the “Indenture”), providing for the issuance of the Company’s 7¼% Senior Notes due 2013 (the “Notes”);

WHEREAS, the Company has issued and outstanding $675,000,000 of Notes under the Indenture;

WHEREAS, Section 4.19(a) of the Indenture provides that the Company shall cause each of its Canadian and U.S. Restricted Subsidiaries to execute and deliver to the Trustee Subsidiary Guarantees;

WHEREAS, the New Subsidiary Guarantor is a U.S. Restricted Subsidiaries of the Company;

WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any holder of a Note to add additional Subsidiary Guarantees with respect to the Notes as provided or permitted under the Indenture; and

WHEREAS, pursuant to Sections 4.19(a), 9.01, 9.06 and 10.03 of the Indenture, the Trustee, the Company, the Existing Subsidiary Guarantors and the New Subsidiary Guarantor are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Existing Subsidiary Guarantors, the New Subsidiary Guarantor, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)  For all purposes of this Seventh Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:  (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Seventh Supplemental Indenture refer to this Seventh Supplemental Indenture as a whole and not to any particular section hereof.

2.             Agreement to Guarantee.  The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.  From and after the date hereof, the New Subsidiary Guarantor shall be a Subsidiary Guarantor for all purposes under the Indenture and the Notes.

3.             Ratification of Indenture; Seventh Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is, in all respects, ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Seventh Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.             Miscellaneous.

4.1          Governing Law.  THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.2          Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Seventh Supplemental Indenture, or for or in respect of the recitals contained herein.

4.3          Counterparts.  The parties may sign any number of copies of this Seventh Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

4.4          Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction thereof.

4.5          Conflict with TIA.  If any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA, that is required under the TIA to be part of and govern any provision of this Seventh Supplemental Indenture, the provision of the TIA shall control.  If any provision of this Seventh Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provisions of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Seventh Supplemental Indenture, as the case may be.

4.6          Severability.  In case any provision of this Seventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.7          No Third Party Beneficiaries.  Nothing in this Seventh Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Seventh Supplemental Indenture or the Notes.

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IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the date first above written.

Company:

CASCADES INC.

By:	/s/ Robert F. Hall
	Name:	Robert F. Hall
	Title:	Vice President, Legal Affairs and
Corporate Secretary

New Subsidiary Guarantor:

CASCADES BOXBOARD GROUP — CONNECTICUT LLC

By:	/s/ Eric Laflamme
	Name:	Eric Laflamme
	Title:	President

Existing Subsidiary Guarantors:

CASCADES BOXBOARD GROUP INC.
CASCADES BOXBOARD U.S., INC.
CASCADES CANADA INC.
CASCADES DIAMOND, INC.
CASCADES FINE PAPERS GROUP INC.
CASCADES FINE PAPERS GROUP THUNDER BAY INC.
CASCADES NOVA SCOTIA COMPANY
CASCADES TRANSPORT INC.
CONFERENCE CUP LTD.
DOPACO, INC.
DOPACO CANADA, INC.
GARVEN INCORPORATED
KINGSEY FALLS INVESTMENTS INC.
RABOTAGE LEMAY INC.
SCIERIE LEMAY INC.
CASCADES TISSUE GROUP — PICKERING INC.
3815285 CANADA INC.
3815315 CANADA INC.
6265642 CANADA INC.

By:	/s/ Robert F. Hall
	Name:	Robert F. Hall
	Title:	Secretary or Assistant Secretary

CASCADES AUBURN FIBER INC.
CASCADES DELAWARE LLC
CASCADES FINE PAPERS GROUP (SALES) INC.
CASCADES FINE PAPERS GROUP (USA) INC.
CASCADES MOULDED PULP, INC.
CASCADES PLASTICS INC.
CASCADES TISSUE GROUP - ARIZONA INC.
CASCADES TISSUE GROUP - IFC DISPOSABLES INC.
CASCADES TISSUE GROUP - NEW YORK INC.
CASCADES TISSUE GROUP - NORTH CAROLINA INC.
CASCADES TISSUE GROUP - OREGON INC.
CASCADES TISSUE GROUP - PENNSYLVANIA INC.
CASCADES TISSUE GROUP - SALES INC.

CASCADES TISSUE GROUP - TENNESSEE INC.
CASCADES TISSUE GROUP - WISCONSIN INC.
CASCADES USA INC.
W.H. SMITH PAPER CORPORATION

By:	/s/ Nathalie Théberge
	Name:	Nathalie Théberge
	Title:	Assistant Secretary

DOPACO LIMITED PARTNERSHIP
DOPACO PACIFIC LLC

By:	/s/ Lois A. Meeth
	Name:	Lois A. Meeth
	Title:	Secretary for Dopaco Pacific LLC and
Secretaryfor Dopaco Pacific LLC, the General Partner of Dopaco Limited Partnership

Trustee:

THE BANK OF NEW YORK

By:	/s/ Stanislav Pertsev
	Name:	Stanislav Pertsev
	Title:	Assistant Treasurer